EXHIBIT 10.1

                            VALENCE TECHNOLOGY, INC.



                            VALENCE TECHNOLOGY, INC.



August 8, 2005

Mr. Carl E. Berg
Berg & Berg Enterprises, LLC
10050 Bandley Dr.
Cupertino, CA 95014

Re: Amendment to Assignment Agreement

Dear Mr. Berg:

This letter amendment ("Amendment") is in reference to the Assignment Agreement, dated as of July 14, 2005 between Valence Technology, Inc. (the "Company") and Berg & Berg Enterprises, LLC ("Berg & Berg") (the "Agreement"). The Agreement is amended as follows: The following is added to the end of Section 2(b)(ii): "; provided the conversion price can be no lower than $2.96, the closing bid price of the Company's common stock on July 13, 2005."

Except as provided herein, all other terms and provisions of the Agreement remain unchanged and in effect. This Amendment documents the intent of the parties at the time of the Agreement that the Series C-2 Preferred Stock would not be convertible at a price per share less than the closing bid price of the Company's common stock on July 13, 2005.



                                            Sincerely,

                                            VALENCE TECHNOLOGY, INC.



                                            /s/ Kevin W. Mischnick
                                            -----------------------------------
                                            Kevin W. Mischnick
                                            VP of Finance

ACCEPTED AND AGREED:

BERG & BERG ENTERPRISES, LLC

/s/ Carl E. Berg
Carl E. Berg, Managing Member





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